United States

Securities And Exchange Commission

Washington, D.C. 20549

Form S-3

Registration Statement Under The Securities Act Of 1933

OCZ Technology Group, Inc.
 (Exact name of registrant as specified in charter)

Delaware
(State or jurisdiction of incorporation or organization)

04-3651093
(I.R.S. Employer Identification No.)

6373 San Ignacio Avenue
San Jose, California 95119
(408) 733-8400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Ryan M. Petersen
President and Chief Executive Officer
OCZ Technology Group, Inc.
6373 San Ignacio Avenue
San Jose, California 95119
(408) 733-8400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arthur F. Knapp, Jr.
Chief Financial Officer
OCZ Technology Group, Inc.
6373 San Ignacio Avenue
San Jose, California 95119
(408) 733-8400

and

Philip J. Niehoff, Esq.
Mayer Brown LLP
71 S. Wacker Drive
Chicago, Illinois, 60606
(312) 701-7843

Approximate date of proposed sale to the public:
As soon as practicable, after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
Non-accelerated filer ☐	(do not check if a smaller reporting company)

Calculation Of Registration Fee
Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common stock, par value $0.0025 per share	$100,000,000	N/A	$100,000,000	$11,610.00

(1)	There are being registered under this Registration Statement an indeterminate number of shares of common stock of the Registrant with an aggregate initial offering price not to exceed $100,000,000.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, dated March 4, 2011

$100,000,000

Common Stock

This prospectus relates to shares of OCZ Technology Group, Inc. common stock which may be offered and sold from time to time.  The aggregate initial offering price of all common stock sold under this prospectus will not exceed $100,000,000.  The common stock of OCZ Technology Group, Inc. is listed on The NASDAQ Capital Market under the symbol “OCZ.”

Each time we sell shares of our common stock hereunder, we will attach a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the shares to the public.  The prospectus supplement may also add, update or change information contained or incorporated in this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you invest in shares of our common stock.

The shares of our common stock may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers.  If any agents, dealers or underwriters are involved in the sale of any of shares of our common stock, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.  See the section entitled “About This Prospectus” for more information.

We currently have three effective registration statements pursuant to which the selling stockholders identified in the prospectuses that are part of those registration statements may sell from time to time up to an aggregate of (i) 16,998,880 shares of outstanding common stock and (ii) 4,961,835 shares of common stock issuable upon exercise of outstanding warrants.

Investing in shares of our common stock involves risks.  See the section entitled “Risk Factors” beginning on page 7 of this prospectus.  You should carefully read and consider these risk factors before you invest in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is             .

Table of Contents

About this Prospectus	5

The Company	6

Risk Factors	7

Cautionary Statement Regarding Forward-Looking Statements	10

Use of Proceeds	11

Description of Capital Stock	12

Plan of Distribution	14

Legal Matters	16

Experts	16

Where You Can Find More Information	16

Incorporation of Certain Information by Reference	18

The distribution of this prospectus may be restricted by law in certain jurisdictions.  You should inform yourself about and observe any of these restrictions.  If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered shares of our common stock to which they relate.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, than contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us.  Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us.  You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date.

Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (“SEC”), using a “shelf” registration process.  Under this shelf registration process, we may, from time to time, offer and sell the shares of our common stock described in this prospectus in one or more offerings.  The aggregate initial offering price of all the shares of our common stock sold under this prospectus will not exceed $100,000,000.

This prospectus provides certain general information about the shares of our common stock that we may offer hereunder.  Each time we offer shares of our common stock hereunder, we will attach a prospectus supplement to this prospectus.  The prospectus supplement will contain the specific information about the terms of that offering.  In each prospectus supplement, we will include the following information:

▪	The number of shares of common stock that we propose to sell;

▪	The public offering price per share of the common stock;

▪	The names of any underwriters, agents or dealers through or to which the shares of the common stock will be sold;

▪	Any compensation to those underwriters, agents or dealers;

▪	Any additional risk factors applicable to the shares of our common stock or our business and operations; and

▪	Any other material information about the offering and sale of the shares of common stock.

In addition, the prospectus supplement may also add, update or change the information contained or incorporated in this prospectus.  The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus.  You should read and consider all information contained in this prospectus and any accompanying prospectus supplement in making your investment decision, together with additional information described under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus.

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “OCZ” and similar terms refer to OCZ Technology Group, Inc., a Delaware corporation, and our subsidiaries.

The Company

We are a leading provider of high performance solid state drives (“SSDs”) for computing devices and systems.

Historically, we primarily sold high performance memory modules to individual computing enthusiasts through catalog and online retail channels.  However, SSDs have emerged as a strong market alternative to conventional disk drive technology and are rooted in much of the same basic technological concepts as our legacy memory module business.  Today, as part of the strategy we implemented in fiscal year 2009, our product mix is significantly more weighted toward the sale of SSDs and the SSD product line has become central to our business.  In fact, in August 2010, we announced that we were discontinuing certain commodity level DRAM module products.  Then, on January 10, 2011 we announced that the remaining DRAM modules products would be discontinued after our fiscal year ended February 28, 2011.  As a result, our target customers are increasingly enterprises and original equipment manufacturers (OEMs”).

In addition to our SSD product line, we design, develop, manufacture and sell other high performance components for computing devices and systems, including thermal management solutions, AC/DC switching power supplies (“PSUs”) and computer gaming solutions.  We offer our customers flexibility and customization by providing a broad array of solutions which are interoperable and can be configured alone or in combination to make computers run faster, more reliably, efficiently and cost effectively.  Through our diversified and global distribution channel, we offer more than 250 products to 340 customers, including leading retailers, etailers, OEMs and computer distributors.

Corporate Information

We were founded in 2002 and incorporated in Delaware in December 2004.  We have two subsidiaries, OCZ Canada, Inc., a Canadian corporation, and OCZ Technology Ireland Limited, an Irish corporation.

Our principal executive offices are located at 6373 San Ignacio Avenue, San Jose California, 95119, and our telephone number is (408) 733-8400.  Our website address is www.ocztechnology.com.  The information on, or that can be accessed through our website is not part of this prospectus.

Risk Factors

Investing in shares of our common stock involves risk.  Before making any investment decision, you should carefully consider the risk factors set forth below, under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

These risks could materially affect our business, results of operation or financial condition and affect the value of our common stock.  You could lose all or part of your investment.  For more information, see “Where You Can Find More Information.”

Risks Related to our Common Stock and this Offering

The price of our common stock may be volatile and subject to wide fluctuations.

The market price of the securities of technology companies has been especially volatile.  In addition, our common stock was listed on the OTCBB since January 14, 2009 and only recently began trading on The NASDAQ Capital Market on April 23, 2010.  Accordingly, we have a limited history of public trading of our common stock within the United States.  Thus, the market price of our common stock may be subject to wide fluctuations.  If our net sales do not increase or increase less than we anticipate, or if operating or capital expenditures exceed our expectations and cannot be adjusted accordingly, or if some other event adversely affects us, the market price of our common stock could decline.  Broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance.  Factors that could cause fluctuations in our stock price may include, among other things:

▪	Actual or anticipated variations in quarterly operating results;

▪	Changes in financial estimates by us or by any securities analysts who might cover our stock, or our failure to meet the estimates made by securities analysts;

▪	Changes in the market valuations of other companies operating in our industry;

▪	Announcements by us or our competitors of significant acquisitions, strategic partnerships or divestitures;

▪	Additions or departures of key personnel; and

▪	A general downturn in the stock market.

The market price of our stock also might decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us.  In the past, companies that have experienced volatility in the market price of their stock have been the subject of securities class action litigation.  If we were to become the subject of securities class action litigation, it could result in substantial costs and a diversion of management’s attention and resources.

We may experience significant period-to-period quarterly and annual fluctuations in our net sales and operating results, which may result in volatility in our share price.

We may experience significant period-to-period fluctuations in our net sales and operating results in the future due to a number of factors and any such variations may cause our share price to fluctuate.  It is likely that in some future period our operating results will be below the expectations of securities analysts or investors.  If this occurs, our share price could drop significantly.

A number of factors, in addition to those cited in other risk factors applicable to our business, may contribute to fluctuations in our sales and operating results, including:

▪	The timing and volume of orders from our customers;

▪	The rate of acceptance of our products by our customers, including the acceptance of design wins;

▪	The demand for and life cycles of the products incorporating our products;

▪	The rate of adoption of our products in the end markets we target;

▪	Cancellations or deferrals of customer orders in anticipation of new products or product enhancements from us or our competitors or other providers;

▪	Changes in product mix; and

▪	The rate at which new markets emerge for products we are currently developing or for which our design expertise can be utilized to develop products for these new markets.

The sale of our outstanding common stock and exercise of outstanding warrants and options are not subject to lock-up restrictions and may have an adverse effect of the market price of the our stock.

As of our fiscal year ended February 28, 2010, we had 60,990 shares of Series A preferred stock outstanding (which were converted into 62,733 shares of common stock on May 4, 2010), 21,278,643 shares of common stock outstanding, 2,779,111 options to purchase an aggregate of 2,779,111 shares of common stock outstanding, 140,520 warrants to purchase an aggregate of 140,520 shares of Series A preferred stock outstanding (which were converted into warrants to purchase 144,541 shares of common stock on May 4, 2010) and 142,564 warrants to purchase an aggregate of 142,564 shares of common stock outstanding.   Since only 1,405,199 shares of our common stock are subject to lock-up restrictions, we cannot assure investors that the holders of our stock will not sell substantial amounts of their holdings of our stock.  The sale or even the possibility of sale of such stock or the stock underlying the options and warrants could have an adverse effect on the market price for our securities or on our ability to obtain a future public financing.  If and to the extent that warrants and/or options are exercised, stockholders could be diluted.

Future sales of shares could depress our share price.

Sales of our common stock in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock.  We have a number of institutional stockholders that own significant blocks of our common stock.  If one or more of these stockholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our common stock could be negatively affected.

In addition, the issuance of additional shares of our common stock pursuant to this prospectus, or issuances of securities convertible into or exercisable for our common stock or other equity-linked securities, including preferred stock or warrants, will dilute the ownership interest of our common stockholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital.  If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing stockholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Anti-takeover provisions in our organizational documents may discourage our acquisition by a third party, which could limit your opportunity to sell your shares at a premium.

Our fourth amended and restated certificate of incorporation (“Certificate of Incorporation”) includes provisions that could limit the ability of others to acquire control of us, modify our structure or cause us to engage in change of control transactions, including, among other things, provisions that restrict the ability of our stockholders to call meetings and provisions that authorize our Board of Directors of directors, without action by our stockholders, to issue additional common stock.  These provisions could deter, delay or prevent a third party from acquiring control of us in a tender offer or similar transactions, even if such transaction would benefit our stockholders.

Cautionary Statement Regarding Forward-Looking Statements

All statements other than statements of historical facts or current facts included in this prospectus, or incorporated by reference herein, including, without limitation, statements regarding our plans, strategies and prospects, objectives, expectations, intentions, adequacy of resources, and industry estimates, are forward-looking statements.  Forward looking identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct.  Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are disclosed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended February 28, 2010 and elsewhere in this prospectus and any prospectus supplement, including, without limitation, in conjunction with the forward-looking statements included in this prospectus and any prospectus supplement and any documents that we file in the future with the SEC that are incorporated by reference in this prospectus.  All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.  These forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Use Of Proceeds

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the shares of our common stock offered by this prospectus for general corporate purposes, which may include, among other things, repayment of debt, repurchases of common stock, capital expenditures, the financing of possible acquisitions or business expansions, increasing our working capital and the financing of ongoing operating expenses and overhead.

Description of Capital Stock

The following discussion is a summary of the material terms of our capital stock.  The following description of the material terms of our capital stock does not purport to be complete and is qualified by reference to our certificate of incorporation and bylaws, which documents are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and the applicable provisions of the General Corporation Law of the State of Delaware.

Our Certificate of Incorporation provides that the total number of shares of capital stock that we may issue is 120,000,000 shares of common stock, $0.0025 par value per share, and 20,000,000 shares of preferred stock, $0.0025 par value per share, of which 2,000,000 shares of preferred stock, $0.0025 par value per share, have been designated as Series A preferred stock.

Common Stock

As of February 28, 2011, we had 35,401,908 shares of our common stock issued and outstanding.  The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.  Holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.  Subject to preferences applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably any dividend declared by the Board of Directors.  In the event of a liquidation, dissolution or winding up of OCZ, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.  Holders of our common stock have no preemptive, conversion or redemption rights.  Each outstanding share of common stock is, and all shares of common stock to be outstanding after the completion of this offering will be, fully paid and non-assessable.

Preferred Stock

We have authorized for issuance 20,000,000 shares of undesignated preferred stock, of which 2,000,000 shares of preferred stock have been designated as Series A preferred stock.  As of February 28, 2011, there are no issued and outstanding shares of Series A preferred stock.  Our Board of Directors has the authority, without further action by the stockholders, to issue preferred stock in one or more series.  In addition, the Board of Directors may fix the rights, preferences and privileges of any preferred stock it determines to issue.  Any or all of these rights may be superior to the rights of the common stock.  Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of OCZ or to make removal of management more difficult.  Additionally, the issuance of preferred stock may decrease the market price of our common stock.

Holders of our preferred stock have voting rights and powers equal to those of the holders of our common stock.  In addition, each holder of our preferred stock is entitled to dividends or distributions declared by our Board of Directors as payable to the holders of our common stock.

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the DGCL regulating corporate takeovers, which prohibits a Delaware corporation from engaging in any business combination with an “interested stockholder” during the three year period after such stockholder becomes an “interested stockholder,” unless:
▪
Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

▪
The interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

▪
On or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

▪
Any person that is the owner of 15% or more of the outstanding voting securities of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

▪	The affiliates and associates of any such person

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and forth amended and restated bylaws (“Bylaws”) provide that:

▪	Our Board of Directors will be expressly authorized to make, alter or repeal our Bylaws;

▪
Our Board of Directors will be divided into three classes of service with staggered three-year terms.  This means that only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms;

▪	Our Board of Directors will be authorized to issue preferred stock without stockholder approval; and

▪
We will indemnify officers and directors against losses that may incur in connection with investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in control of OCZ.

Plan of Distribution

The shares of our common stock that may be offered by this prospectus may be sold:

▪	Through agents;

▪	To or through underwriters;

▪	To or through broker-dealers (acting as agent or principal);

▪	Directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise,

▪	Through a combination of any such methods of sale;

▪	Through any other methods as described in a prospectus supplement.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the shares of our common stock.  That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the shares of common stock or from both us and the purchasers.  Any underwriters, dealers, agents or other investors participating in the distribution of the shares of common stock may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the shares of common stock may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time shares of our common stock are offered by this prospectus, the prospectus supplement, if required, will set forth:

▪	The name of any underwriter, dealer or agent involved in the offer and sale of the shares of common stock;

▪	The terms of the offering;

▪	Any discounts, concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

▪	Any over-allotment option under which any underwriters may purchase additional shares of common stock from us;

▪	Any initial public offering price;

▪	Any discounts or concessions allowed or reallowed or paid to dealers; and

▪	The anticipated date of delivery of the shares of common stock.

The shares of our common stock may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.  The distribution of shares of common stock may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

▪	Transactions on The NASDAQ Capital Market or any other organized market where the common stock may be traded;

▪	In the over-the-counter market;

▪	In negotiated transactions;

▪	Under delayed delivery contracts or other contractual commitments; or

▪	A combination of such method of sale.

If underwriters are used in a sale, shares of our common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions.  Our common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of shares of our common stock, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached.  This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our common stock.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

To comply with the securities laws of certain states, if applicable, the shares of common stock offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities.  The prospectus supplement will describe the terms and conditions of such indemnification or contribution.  Some of the agents, underwriters or dealers, or their respective affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.  We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the shares of common stock.  Any such activities will be described in the applicable prospectus supplement.

Legal Matters

The validity of the common stock offered in this prospectus will be passed upon for us by Mayer Brown LLP.

Experts

The consolidated financial statements of OCZ Technology Group, Inc. and subsidiaries for the two fiscal years ended February 29, 2008 and February 28, 2009  have been included in this prospectus and in the registration statement in reliance upon the reports of  Crowe Clark Whitehill LLP (On October 1, 2010, Horwath Clark Whitehill LLP changed its name to Crowe Clark Whitehill LLP), which is an independent registered public accounting firm, as stated in their report dated May 1, 2009, which is incorporated by reference herein, and such consolidated financial statements have been so incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of OCZ Technology Group, Inc. and subsidiaries for the year ended February 28, 2010 have been so incorporated in reliance on the report of Crowe Horwath LLP, an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC (such registration statement, together with all amendments and exhibits thereto, being hereinafter referred to as the “Registration Statement”) under the Securities Act, for the registration of the shares of common stock that may be offered and sold hereunder.  This prospectus does not contain all the information set forth in the Registration Statement; certain parts of which are omitted in accordance with the rules and regulations of the SEC.  Reference is hereby made to the Registration Statement which contains further information with respect to us and our common stock.  Statements herein concerning the provisions of documents filed as exhibits to the Registration Statement are necessarily summaries of such documents, and each such statement is qualified by reference to the copy of the applicable document filed with the SEC.

We are subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports, including annual and quarterly reports, proxy statements and other information with the SEC.  Such reports, proxy statements and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at the SEC’s Public Reference Room, 100 F Street, NE, Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.  The website, and, except as expressly incorporated herein, the information contained therein, is not a part of this prospectus.

You may obtain a copy of any of our filings, at no cost, by writing or telephoning us at:

6373 San Ignacio Avenue
San Jose, California 95119
(408) 733-8400

Incorporation of Certain Information by Reference

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information in the documents incorporated by reference is considered to be part of this prospectus.  Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

▪	Our Annual Report on Form 10-K for the fiscal year ended February 28, 2010, as filed with the SEC on May 20, 2010.

▪
Our Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2010, as filed with the SEC on July 12, 2010, Amendment No. 1 thereto on Form 10Q/A, as filed with the SEC on July 19, 2010,  the Form 10-Q for the quarterly period ended August 31, 2010, as filed with the SEC on October 15, 2010 and the Form 10-Q for the quarterly period ended November 30, 2010, as filed with the SEC on January 13, 2011, Amendment No. 1 thereto on Form 10Q/A, as filed with the SEC on January 14, 2011.

▪	Our definitive Proxy Statement filed in connection with the Annual Meeting of Stockholders held on November 15, 2010, as filed with the SEC on October 15, 2010.

▪
Our Current Reports on Form 8-K, as filed with the SEC on March 26, 2010, March 29, 2010, April 8, 2010, April 13, 2010, May 11, 2010, May 12, 2010, May 14, 2010, May 27, 2010, June 3, 2010, June 28, 2010, June 29, 2010, August 18, 2010, October 12, 2010, November 4, 2010, November 16, 2010 and February 11, 2011.

We also incorporate by reference all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date of filing of this registration and statement and before its effectiveness and (ii) on or after the effective date of this registration statement and prior to the sale of all shares of common stock to which this prospectus relates or the termination of the registration statement.  Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement.  Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us at:

6373 San Ignacio Avenue
San Jose, California 95119
(408) 733-8400

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or that we have specifically referred you to.  We have not authorized anyone else to provide you with different information.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.  You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized.  Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Part II
Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth our estimates of the expenses in connection with the sale and distribution of the securities being registered, all of which will be paid by us.

SEC Registration Fee	$12,000
Legal Fees and Expenses	$20,000
Accounting Fees and Expenses	$5,000	*
Printing Fees and Expenses	$2,500	*
Transfer Agent Fee	$3,000	*
Miscellaneous	$2,500
Total	$45,000

*	Does not include expense of preparing prospectus supplements and other expenses relating to offerings of common stock.

Item 15.  Indemnification of Directors and Officers

As permitted by the DGCL, our Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

▪	For any breach of the director’s duty of loyalty to us or our stockholders;

▪	For any breach of the director’s duty of loyalty to us or our stockholders;

▪	For acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

▪	Under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchase or redemption of stock; or

▪	For any transaction from which the director derives an improper personal benefit.

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.  Section 145 of the DGCL also provides that a corporation has the power to maintain insurance on behalf of its directors and officers against any liability asserted against those persons and incurred by them in their capacity as directors or officers, as applicable, whether or not the corporation would have the power to indemnify them against liability under the provisions of Section 145 of the DGCL.

Our Certificate of Incorporation and Bylaws also provide for the indemnification of our directors and officers to the fullest extent authorized by the DGCL.  The indemnification provided under our Certificate of Incorporation and Bylaws includes the right to be paid expenses in advance of any proceeding for which indemnification may be payable, provided that the payment of these expenses incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to us of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified.  We intend to maintain director and officer liability insurance on behalf of our directors and officers.

The foregoing summaries are necessarily subject to the complete text of the DGCL, our Certificate of Incorporation and Bylaws.

Item 16.  Exhibits

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17.  Undertakings

a)	The undersigned registrant hereby undertakes:

(1).	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2).
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3).	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4).	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

i.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5).
That, for purposes of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b)
 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the undersigned registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant, OCZ Technology Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on March 4, 2011.

OCZ Technology Group, Inc.
By:	/s/ Ryan M. Petersen
Ryan M. Petersen
President and Chief Executive Officer

Power of Attorney

Know All Persons By These Presents, that each person whose signature appears below does hereby constitute and appoint Ryan M. Petersen with full power of substitution and full power to act his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement the Registrant may hereafter file with the Securities and Exchange Commission pursuant to Rule 462 under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent,  may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ryan M. Petersen	Chief Executive Officer and Director	March 4, 2011
Ryan M. Petersen	(Principal Executive Officer)

/s/ Arthur F. Knapp, Jr.	Chief Financial Officer	March 4, 2011
Arthur F. Knapp, Jr.	(Principal Financial and Accounting Officer)

/s/ Adam Epstein	Director	March 4, 2011
Adam Epstein

/s/ Richard L. Hunter	Director	March 4, 2011
Richard L. Hunter

/s/ Russell J. Knittel	Director	March 4, 2011
Russell J. Knittel

Exhibit Index

Exhibit No.	Description
3.1	Fourth Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on September 30, 2009.(1)

3.2	Fourth Amended and Restated Bylaws.(1)

3.3	Fourth Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on September 30, 2009. (1)

3.4	Certificate of Designation as filed with the Delaware Secretary of State on November 4, 2009.(2)

4.1	Specimen common stock certificate of OCZ Technology Group, Inc.(1)

5.1	Opinion of Mayer Brown LLP.(3)

23.1	Consent of Independent Registered Public Accounting Firm – Crowe Horwath LLP.(3)

23.2	Consent of Independent Registered Public Accounting Firm – Crowe Clark Whitehill, LLP.(3)

23.3	Consent of Mayer Brown LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	Incorporated by reference to exhibit of the same number to the Registrant’s Form 10 filed on September 30, 2009.

(2)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q filed on January 14, 2010.

(3)	Filed herewith.